Exhibit 23(a)


         Consent of Independent Certified Public Accountants

                      ________________________




We have issued our report dated May 22, 1997, accompanying the financial statements included in the Annual Report of New Retail Concepts, Inc. on Form 10-KSB for the year ended March 31, 1997 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.





/s/ GRANT THORNTON LLP

New York, New York
July 21, 1997